Exhibit 99.2

Safe Harbor Statement 1 TrueBlue™ Cautionary Note About Forward-Looking Statements: Certain statements made by us in this presentation that are not historical facts or that relate to future plans, events or performances are forward-looking statements within the meaning of the federal securities laws. Our actual results may differ materially from those expressed in any forward-looking statements made by us. Forward-looking statements involve a number of risks and uncertainties including, but not limited to, the risks described in the Company’s most recent 10-K and 10-Q filings. All forward-looking statements are qualified by those risk factors.

2008 Assumptions 2008 Estimate Branches in operation on Jan. 1, 2008 894 New branches 3 Revenue growth from 2007 acquisitions 7% Revenue loss from branches closed in 2007 (2 - 3%) Reduction in SG&A from branch closures $8 M Additional SG&A on incremental same branch revenue 10% Gross Margin 30.5% Depreciation & Amortization $17 M Capital Expenditures $18 M Income Tax Rate 36 – 36.5% Weighted Average Diluted Share Count 44 M 2 TrueBlue™